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                                                                     EXHIBIT 3.1

                       AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 AQUANTIVE, INC.

                                 ARTICLE 1. NAME

         The name of this corporation is aQuantive, Inc.

                                ARTICLE 2. SHARES

2.1      AUTHORIZED CAPITAL

         The total number of shares which this corporation (hereinafter also referred to as the "Corporation") is authorized to issue is 221,083,902, consisting of 200,000,000 shares of common stock having a par value of $.01 per share (hereinafter referred to as "Common Stock") and 21,083,902 shares of preferred stock having a par value of $.01 per share (hereinafter referred to as "Preferred Stock" or "preferred stock").

2.2      ISSUANCE OF PREFERRED STOCK IN SERIES

         The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3      DIVIDENDS

         The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared


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and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

2.4      REDEMPTION

         The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

2.5      LIQUIDATION

         In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

2.6      CONVERSION

         Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.7      VOTING RIGHTS

         Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                          ARTICLE 3. PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 4. CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

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                              ARTICLE 5. DIRECTORS

         The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. At the first annual election of Directors following the conversion of all then outstanding shares of Preferred Stock into Common Stock in connection with this corporation's initial public offering, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

         The Directors of this corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                                ARTICLE 6. BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

               ARTICLE 7. AMENDMENTS TO ARTICLES OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

7.1.     SUPERMAJORITY VOTING

         Except as provided in Section 7.2 or Section 7.3, the provisions in the following Articles may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative

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vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

         Article 5 ("Directors")

         Article 7 ("Amendments to Articles of Incorporation")

         Article 8 ("Limitation of Director Liability")

         Article 9 ("Indemnification")

         Article 11 ("Special Voting Requirements")

         Article 12 ("Special Meeting of Shareholders")

7.2.     MAJORITY VOTING

         Notwithstanding the provisions of Section 7.1, and except as provided in Section 7.3, an amendment or repeal of an Article identified in Section 7.1 that is approved by a majority of the Continuing Directors (as defined in Section 11.1), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

7.3.     NO SHAREHOLDER VOTE

         Notwithstanding the provisions of Section 7.1 or 7.2 hereof, if the amendment or repeal of any Article not identified in Section 7.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 7, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

                   ARTICLE 8. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this

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corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                           ARTICLE 9. INDEMNIFICATION

         This corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of this corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

                         ARTICLE 10. SHAREHOLDER ACTIONS

         Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if either:

         (i) the action is taken by written consent of all shareholders entitled to vote on the action; or

         (ii) So long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

         To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the directors of this corporation or by the committee or officers to whom the board has delegated that responsibility.

                     ARTICLE 11. SPECIAL VOTING REQUIREMENTS

         In addition to any affirmative vote required by law, by these Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 11.

11.1.    DEFINITIONS

         For the purposes of this Article 11:

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         (a)      "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or
                  (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

         (b) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on November 1, 1999 or who is elected to the Board of Directors after November 1, 1999 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

         (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

11.2.    VOTE REQUIRED FOR BUSINESS COMBINATIONS

         11.2.1.  SUPERMAJORITY VOTE

         Except as provided in subsections 11.2.2 and 11.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

         11.2.2.  MAJORITY VOTE

         Notwithstanding subsection 11.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 11, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

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         11.2.3.  NO SHAREHOLDER VOTE

         Notwithstanding subsection 11.2.1 or 11.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 11, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

                   ARTICLE 12. SPECIAL MEETING OF SHAREHOLDERS

         The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation, no later than twenty (20) days prior to the date of such meeting, one or more written demands for such meeting describing the purpose or purposes for which it is to be held.

         Dated: March 11, 2005


                                      AQUANTIVE, INC.



                                      By /s/ Linda A. Schoemaker
                                         ---------------------------------------
                                      Linda A. Schoemaker
                                      Senior Vice President, General Counsel and
                                      Corporate Secretary

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